UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on February 5, 2015, Frontier Communications Corporation (“Frontier”) entered into a Securities Purchase Agreement to acquire the wireline properties of Verizon Communications Inc. (“Verizon”) in California, Florida and Texas (the “Transaction”). Prior to the closing of the Transaction, Verizon will contribute, to a newly formed entity, the three Verizon subsidiaries that own Verizon’s wireline properties in the three states and conduct its Separate Telephone Operations there; Frontier will acquire that newly formed entity at the closing. Frontier is filing this Current Report on Form 8-K to present the audited combined statements of assets, liabilities and parent funding of Verizon Communications Inc.’s Separate Telephone Operations in California, Florida and Texas (the “Group”) as of December 31, 2014 and 2013 and the related combined statements of operations and comprehensive income (loss), parent funding, and cash flows for each of the three years in the period ended December 31, 2014, which is filed as Exhibit 99.1 hereto.

As part of the Transaction, certain assets and liabilities that are included in the Group’s audited financial statements will not be acquired by Frontier and will be retained by Verizon, and certain other assets and liabilities that are not included in the Group’s audited financial statements will be acquired by Frontier. This Current Report on Form 8-K also presents the unaudited pro forma condensed combined financial statements of Frontier, after giving effect to the Transaction, as of December 31, 2014 and for the year ended December 31, 2014, which is filed as Exhibit 99.2 hereto. In conformity with SEC rules, these pro forma financial statements must, and do, assume that the Transaction will be completed with the proceeds of Frontier’s currently existing $10.850 billion bridge financing commitments, using the interest rates contained in those bridge commitments. We do not currently intend to complete the Transaction with the proceeds of the bridge financing, but instead we currently intend to complete registered equity and debt offerings of approximately $3 billion and $7.850 billion, respectively, prior to closing the Transaction. At this time, however, no assurance can be given that these offerings will be successfully completed, on terms deemed acceptable by us.

Additionally, as previously announced, on October 24, 2014, Frontier completed the acquisition of the wireline properties of AT&T Inc. (“AT&T”) in Connecticut, by acquiring all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. (the “Transferred Companies”)(the “Connecticut Acquisition”). Prior to the closing of the Connecticut Acquisition, (i) AT&T transferred to the Transferred Companies certain assets and caused the Transferred Companies to assume certain liabilities relating to the business to be acquired and (ii) the Transferred Companies transferred to AT&T certain assets, and AT&T assumed certain liabilities of the Transferred Companies, to be retained by AT&T following the closing (the Transferred Companies, after giving effect to such transactions, being referred to as the “Connecticut Operations”). Exhibit 99.3, incorporated herein by reference, presents the unaudited pro forma condensed combined statement of income of Frontier, after giving effect to the Connecticut Acquisition, for the year ended December 31, 2014.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1   Audited combined statements of assets, liabilities and parent funding of Verizon Communications Inc.’s Separate Telephone Operations in California, Florida and Texas as of December 31, 2014 and 2013 and the related combined statements of operations and comprehensive income (loss), parent funding, and cash flows for each of the three years in the period ended December 31, 2014.

99.2   Unaudited pro forma condensed combined financial statements of Frontier, after giving effect to the Transaction, as of December 31, 2014 and for the year ended December 31, 2014.

99.3   Unaudited pro forma condensed combined statement of income and related notes, filed as Exhibit 99.1 to Frontier’s Current Report on Form 8-K, filed with the Commission on March 31, 2015*

99.4   Consent of Ernst & Young LLP

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 4, 2015	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary